Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,

DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report on the consolidated financial statements and financial statement schedule dated July 22, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB No. 109 and adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment) of Palm, Inc. and subsidiaries (the “Company”), and our report on the effectiveness of the Company’s internal control over financial reporting dated July 22, 2008, appearing in the Annual Report on Form 10-K of the Company for the year ended May 30, 2008. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
October 31, 2008